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                                                                    Exhibit 10.6


                             CONSULTING AGREEMENT


          THIS CONSULTING AGREEMENT (the "Agreement"), dated as of February 10, 1998, is entered into by and between MONTGOMERY TANK LINES, INC., an Illinois corporation (the "Company"), and ELTON E. BABBITT (the "Consultant").

          WHEREAS, The Company desires to obtain a commitment from the Consultant to refrain from competing with the Company and to provide consulting services on the terms and conditions set forth in this Agreement and a Non-Competition Agreement (as defined herein), each of which will become effective (the "Effective Date") upon the consummation of the transactions contemplated by an Agreement and Plan of Merger dated of the date hereof by and between MTL Inc. and Sombrero Acquisition Corp. (the "Merger Agreement"); and

          WHEREAS, MTL Inc. and Sombrero Acquisition Corp. intend that the Company continue to engage the Consultant to assist in the Company's business operations in a senior advisory capacity, and the Consultant desires to continue to provide his personal services to the Company in connection with its business operations.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby covenant and agree as follows:

          1.  Engagement.
              ----------

          The Company hereby confirms the engagement of the Consultant to serve as an advisor and consultant to the Company as provided herein, and the Consultant hereby confirms acceptance of such engagement. During the time that the Consultant is performing services for the Company pursuant to this Agreement, and for all purposes hereunder, the Consultant's status shall be that of an independent contractor of the Company and he shall not have the benefits, rights and privileges ordinarily accorded to an employee of the Company.

          2.  Term.
              ----

          The period of engagement of the Consultant shall be the period from the Effective Date through December 31, 1999, unless earlier terminated as provided in Section 6 hereof (the "Consulting Period"). During the Consulting Period, the Consultant may engage in any business and perform any service for his own account, provided that such business or service shall not prevent the Consultant from performing his duties to the Company hereunder or violate the restrictive covenants set forth in the non-competition agreement between MTL Inc. and the Consultant dated as of the date hereof (the "Non-Competition Agreement").
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          3.  Consulting Services.
              -------------------

          The Consultant shall be available to advise and counsel the Company and consult with its Board of Directors, employees, representatives, agents or contractors as to such matters and to perform such other services as the Company and the Consultant may reasonably agree. A listing of the services that the parties initially anticipate will be provided by the Consultant is set forth in Exhibit A hereto, which Exhibit may be amended or supplemented from time to time by mutual agreement of the parties. The Consultant shall make himself available to provide such services for at least 30 hours per week until September 30, 1998 and thereafter during the Consulting Period for at least 10 hours per week, and for such additional number of hours as may be mutually agreed by the parties hereto. As used in this Agreement, a "year" shall refer to the 12-month periods commencing on the date hereof and on each anniversary thereof during the Consulting Period. The Consultant agrees to make all reasonable efforts to be available to the Company at such time or times as the Company shall request for the performance of the services contemplated hereby. The Consultant agrees to make himself available at the Company's offices or at such other locations as the Company may reasonably request for the Consultant to perform such services.

          4.  Consulting Fees.
              ---------------

          (a) For the services of the Consultant rendered hereunder, the Consultant shall receive from the Company a base consulting fee at the rate of $20,000.00 per month until September 30, 1998. From October 1, 1998, through December 31, 1999, the Consultant shall receive from the Company a base consulting fee at the rate of $5,000.00 per month. The fees shall be paid by the Company to such bank account and to such entity as the Consultant shall designate in writing.

          (b) The parties hereby acknowledge and agree that all amounts paid to the Consultant during the Consulting Period shall represent fees for his consulting services as an independent contractor, and shall therefore be paid without any deductions or withholdings taken therefrom for taxes or any other purpose. The Consultant further acknowledges that the Company makes no warranties as to any tax consequences of such payments, and specifically agrees that the determination of any tax liability or other consequences of the payment set forth above is his sole and complete responsibility and that he will pay all federal, state and local taxes, if any, assessed on such payments.

          5.  Business Expenses.
              -----------------

          During the Consulting Period, the Consultant may be required to incur out-of-pocket business expenses in connection with the performance of his duties hereunder. The Company shall reimburse the Consultant for all such expenses that are reasonable and are appropriately documented in accordance with the Company's policies.

          6.  Termination of Consulting Engagement.
              ------------------------------------

          (a)  The engagement of the Consultant under this Agreement may be

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terminated in the event of any of the following events:

      (i) the death or disability of Consultant; for purposes hereof, disability shall exist if Consultant shall be rendered incapable of performing his duties hereunder by reason of any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a period that exceeds one month;

     (ii) the Consultant's willful failure or refusal to perform the consulting services contemplated hereby (which shall be deemed to include, without limitation, disobeying directives of the Board of Directors of the Company), upon 5-days' notice from the Company;

    (iii) the Consultant's willful fraud or material dishonesty in connection with the performance of the Consultant's obligations thereunder, upon written notice from the Company;

     (iv) the Consultant's indictment or conviction for, or plea of guilty or nolo contendere to, a charge of commission of a felony or a misdemeanor
---- ----------
involving moral turpitude; or

      (v) any violation by the Consultant of the provisions of this Agreement or the Non-Competition Agreement, upon written notice from the Company.

Any termination of the engagement of the Consultant other than as provided above shall be considered a breach of this Agreement by the terminating party.

          (b) Upon the termination of the Consultant's engagement hereunder for any of the reasons listed in clauses (i) through (v) above, the Consultant shall be entitled to receive, within 30 days of the date of such termination, payment of all accrued but unpaid consulting fees pursuant to Section 4 hereof through the effective date of such termination.

          7.   Company Right to Inventions.
               ---------------------------

          The Consultant will promptly disclose, grant and assign to the Company, for its sole use and benefit, any and all inventions, improvements, technical information and suggestions relating in any way to the business of the Company which the Consultant may develop or acquire during the Consulting Period in connection with the performance of the services contemplated hereby.

          8.   Business Goodwill.
               -----------------

          During the Consulting Period and at all times thereafter, the Consultant will make only positive comments about the Company, its subsidiaries, its affiliates, directors, officers, employees and agents, and shall make no comments or take any other actions, direct or indirect, that will reflect adversely on any of the foregoing or adversely affect their business reputation or good will

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          9.   Enforcement.
               -----------

          It is the desire and intent of the parties hereto that the provisions of this Agreement be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, will be the maximum restriction allowed by the laws of such jurisdiction and such restriction will be deemed to have been revised accordingly herein.

          10.  Remedies; Survival.
               ------------------

          (a) In the event of a breach or threatened breach by the Consultant of the provisions of Section 8 hereof, the Company will be entitled to an injunction restraining the Consultant from such breach. Nothing herein contained will be construed as prohibiting the Company from pursuing any other remedies available for any breach or threatened breach of this Agreement.

          (b) Notwithstanding anything contained in this Agreement to the contrary, the provisions of Section 8 hereof will survive the expiration or other termination of this Agreement until, by its terms, such provisions are no longer operative.

          11.  Effectiveness.  This Agreement shall become effective upon the
               -------------
Effective Date and prior thereto shall be of no force and effect. If the Merger Agreement shall be terminated in accordance with its terms, this Agreement shall automatically be deemed to have been terminated and shall thereafter be of no force or effect.

          12.  Notices.
               -------

          Notices and other communications hereunder will be in writing and will be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

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          if to the Consultant:    Elton E. Babbitt
                                   3108 Central Drive
                                   Plant City, Florida 33566

          and if to the Company:   Montgomery Tank Lines, Inc.
                                   3108 Central Drive
                                   Plant City, Florida  33566
                                   Attention:  Chief Executive Officer

          with a copy to:          Joshua Harris
                                   Apollo Management, L.P.
                                   1301 Avenue of the Americas, 38/th/ Floor
                                   New York, NY 10019

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of delivery, if personally delivered; on the business day after the date when sent, if sent by air courier; and on the third business day after the date when sent, if sent by mail; in each case addressed to such party as provided in this Section 12 or in accordance with the latest unrevoked direction from such party.

          13.  General.
               -------
          (a)  Binding Agreement; Benefit. The provisions of this Agreement will
               --------------------------
be binding upon, and will inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereto.

          (b)  Governing Law.  This Agreement will be governed by, and construed
               -------------
and enforced in accordance with, the laws of the State of Florida.

          (c)  Waiver of Breach.  The waiver by either party of a breach of any
               ----------------
provision of this Agreement by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party.

          (d)  Entire Agreement; Amendments. This Agreement (including Exhibit A
               ----------------------------
hereto) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereof. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

          (e)  Headings.  The section headings contained in this Agreement are
               ---------
for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

          (f)  Severability.  Any provision of this Agreement that is prohibited
               ------------
or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render

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unenforceable such provision in any other jurisdiction.

          (g)  Assignment.  This Agreement is personal in its nature and the
               ----------
parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, that the provisions hereof (including, without limitation, Section 8) will inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, transfer of all or substantially all of its assets or otherwise.

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          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   MONTGOMERY TANK LINES, INC.


                                By:_______________________________________
                                  Name:  Charlie O'Brien, Jr.
                                  Title: Vice President


                                   CONSULTANT


                                   _______________________________________
                                           ELTON E. BABBITT

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                                   EXHIBIT A
                                   ---------

                              CONSULTING SERVICES
                              -------------------


     . Serving as non-executive Chairman of the Board of Directors of the Company

     .    Serving on the Board of Directors of the Company

     . Consulting on special projects for the Company, such as strategic planning and evaluation of potential acquisitions

     . Referring new business opportunities to the Company and building new business relationships

     .    Assisting in maintaining relations with affiliates of the Company

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